Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Suren Ajjarapu, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Trxade Group, Inc. on Form 10-K for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Trxade Group, Inc. at the dates and for the periods indicated.

Dated: March 29, 2021

/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Trxade Group, Inc. and will be retained by Trxade Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.